UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 9, 2011
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On November 9, 2011, Forrest E. Wylie, Chairman of the Board and Chief Executive Officer of Buckeye GP LLC (the “Partnership GP”), the general partner of Buckeye Partners, L.P. (the “Partnership”), Clark C. Smith, President and Chief Operating Officer of the Partnership GP, and Keith E. St.Clair, Senior Vice President and Chief Financial Officer of the Partnership GP, are making an investor presentation. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the presentation materials to be used in connection with the presentation. The presentation materials also have been posted on the Investor Center page of the Partnership’s website, at www.buckeye.com.
     The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Presentation Materials

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated November 9, 2011

Exhibit Index
     99.1 Presentation Materials